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                                                                  EXHIBIT 10.8.3

                                    AMFM INC.

                             SECOND AMENDMENT TO THE
                        CAPSTAR BROADCASTING CORPORATION
                             1998 STOCK OPTION PLAN


         THIS SECOND AMENDMENT TO THE CAPSTAR BROADCASTING CORPORATION 1998 STOCK OPTION PLAN (this "Amendment") is made and adopted by AMFM Inc., a Delaware corporation (the "Corporation"), effective as of March 31, 2000.

                                    RECITALS

         WHEREAS, the Corporation assumed all of the obligations of Capstar Broadcasting Corporation ("CBC") under the Capstar Broadcasting Corporation 1998 Stock Option Plan, as amended (the "Plan"), upon the merger of CBC with and into CBC Acquisition Company, Inc., a Delaware corporation and wholly-owned subsidiary of the Corporation; and

         WHEREAS, in contemplation of the consummation of the merger (the "Clear Channel Merger") of CCU Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Clear Channel Communications, Inc., a Texas corporation, with and into the Corporation, the Board of Directors of the Corporation approved this Amendment to amend the terms and provisions of the Plan; and

         WHEREAS, any capitalized term used herein, and not otherwise defined herein, shall have the meaning set forth in the Plan.

                                    AMENDMENT

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. Section 11 is amended and restated in its entirety to read as follows:

         11. Assignment or Transfer. Except as provided in this Section 11, during the lifetime of an optionee, Options granted to him or her hereunder shall be exercisable only by the optionee or by the optionee's legal representative in the event that a legal representative has been appointed in connection with the Disability of the optionee.

             (a) Transfer of Incentive Options. Incentive Options are not transferrable by an optionee other than by will or the laws of descent and distribution.

             (b)  Transfer of Non-Qualified Options.


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                  (i)      Permitted Transferees. The Board of Directors or the
                           Committee may, in its sole discretion, permit an optionee to transfer all or any portion of a Non-Qualified Option, or authorize all or a portion of any Non-Qualified Option to be granted to an optionee to be on terms which permit transfer by such optionee to any other Person (a "Permitted Transferee"), including pursuant to domestic relations orders entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order; provided that subsequent transfers of Non-Qualified Options transferred as provided above shall be prohibited except subsequent transfers back to the original optionee.


                  (ii) Other Transfers and Exercise Rights. Except as expressly permitted by Section 11(b)(i), Non-Qualified Options requiring exercise shall not be transferable other than by will or the laws of descent and distribution. In the event that a legal representative has been appointed in connection with the Disability of an optionee, the optionee's options may be exercised by the legal representative.

                  (iv) Effect of Transfer. Following the transfer of any Non-Qualified Option as contemplated by Sections 11(b)(i) and 11(b)(ii), (A) such Non-Qualified Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term "optionee" shall be deemed to refer to the Permitted Transferee or the estate or heirs of a deceased optionee, as applicable, to the extent appropriate to enable the optionee to exercise the transferred Non-Qualified Option in accordance with the terms of this Plan and applicable law, (B) the provisions of Sections 6(e) through (h) hereof (Sections 7(a)(iv) through (vii) with respect to Options granted to Eligible Non-Employees) shall continue to be applied with respect to the original optionee and, following the occurrence of any such events described therein the Non-Qualified Options shall be exercisable by the Permitted Transferee, the recipient under a domestic relations order, or the estate or heirs of a deceased Optionee, as applicable, only to the extent and for the periods specified in Sections 6(e) through (h) (Sections 7(a)(iv) through (vii) with respect to Options granted to Eligible Non-Employees), and (C) in the discretion of the Board of Directors or the Committee, all voting control in the Common Stock transferred pursuant to the exercise of Non-Qualified Options shall be retained in the original optionee.


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                  (c)      Procedures and Restrictions. Any optionee desiring to
                           transfer an Option as permitted under Section 11(a) or 11(b) shall make application therefor in the manner and time specified by the Board of Directors or the Committee and shall comply with such other requirements as the Board of Directors or the Committee may require to assure compliance with all applicable tax and securities laws. The Board of Directors or the Committee shall not give permission for such a transfer if (i) it would give rise to short-swing liability under Section 16(b) of the Exchange Act, or (ii) it may not be made in compliance with all applicable federal, state and foreign securities laws.

         2. Except as expressly set forth herein, the Plan shall remain in full force and effect without further amendment or modification.

         IN WITNESS WHEREOF, the Corporation, acting by and through its officer hereunto duly authorized, has executed this Amendment effective as of the date first written above.


                                         AMFM INC.


                                         By:         /s/ W. Schuyler Hansen
                                                  ------------------------------
                                         Name:    W. Schuyler Hansen
                                         Title:   Senior Vice President and
                                                  Chief Accounting Officer


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